Exhibit 10.1


STATE OF TEXAS             ss.
                           ss.        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF JASPER           ss.

                     PARTIAL ASSIGNMENT AND BILL OF SALE OF
                           OIL, GAS AND MINERAL LEASES


     That PETROLEUM RESOURCE MANAGEMENT COMPANY ("Assignor") whose address is 733 Highgrove Park, Houston, Texas 770524-3698 for good and valuable consideration in the amount of $10.00, the receipt and sufficiency of which are hereby acknowledged, does hereby TRANSFER, ASSIGN AND CONVEY unto BOULDER CAPITAL OPPORTUNITIES II, INC. ("Assignee"), whose address is 651 Bering, Suite 2002, Houston, Texas 77057, four percent (4%) of its right, title and interest in and to the Oil, Gas and Mineral Leases, including rights of ingress and egress thereto, and all the wells and equipment associated therewith described in Exhibit "A" attached hereto and made a part hereof (the "Leases").

     THIS ASSIGNMENT AND BILL OF SALE ("Assignment") IS EXECUTED WITHOUT ANY WARRANTY OF TITLE EITHER EXPRESS OR IMPLIED, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCANTABILITY OF ANY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE AND WITHOUT ANY OTHER EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER, IT IS UNDERSTOOD AND AGREED THAT ASSIGNEE HAS INSPECTED THE LEASES AND ASSOCIATED PREMISES FOR ALL PURPOSES, AND WITHOUT LIMITATION HAS SATISFIED ITSELF AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF BOTH SURFACE AND SUBSURFACE, AND THAT ASSIGNEE ACCEPTS ALL OF THE LEASES IN THEIR "AS IS" CONDITION. ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED ASSIGNEE IN CONNECTION WITH THE LEASES OR AS TO THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE LEASES OR THE ABILITY OF THE LEASES TO PRODUCE HYDROCARBONS. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR IS PROVIDED TO ASSIGNEE AS A CONVENIENCE AND ANY RELIANCE ON OR USE OF SAME SHALL BE AT ASSIGNEE'S SOLE RISK.

     Assignor hereby expressly excepts, reserves and retains unto itself and its successors and assigns the rights of access to and use of the surface of the assigned premises for the purposes of exploration, drilling, development, operations, or any other purposes incidental to the rights and interest herein retained.

     Assignee hereby assumes and agrees to perform and be bound by all provisions of the Leases and all contractual duties and obligations of Assignor as to its proportionate share of the Leases to the extent that the same are valid and subsisting on the Effective Date. From and after the Effective Date, Assignee assumes and agrees to timely pay and perform its proportionate share of all duties, obligations, covenants and liabilities under the Leases relating to the ownership, use or operation of the properties, including without limitation all express or implied covenants and obligations imposed upon the lessees under the terms and conditions of the Leases. Assignee shall bear its proportionate part of any severance, production and gathering taxes and any other taxes imposed or measured by the volume or value of production, including, but only by way of illustration, excise taxes and windfall profit taxes, whether enacted by federal, state or local authority.

     Assignee shall release Assignor and its officers, directors, agents, consultants and employees ("Assignor Group") from and shall fully protect, defend, indemnify, and hold Assignor Group harmless from and against any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees, costs of litigation and investigation and other costs associated therewith) (collectively referred to hereafter as "Claims") to the extent relating to, arising out of, or connected with, directly or indirectly, Assignee's ownership of the Properties.

     Assignee shall not assign, sell, transfer, mortgage, or otherwise alienate the Properties without the express prior written consent of Assignor, which consent will not be unreasonably withheld, and any attempt to do so without Assignor's prior written consent shall be null and void.

     This Assignment is not intended to create, nor shall it be construed as creating, a joint venture, partnership, or any type of association; and parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

     The terms, covenants and conditions hereof bind and inure to the benefit of the parties hereto and their respective successors and assigns and are covenants running with the Leases and the lands, equipment, and facilities and with each transfer or assignment thereof or any portion thereof that may be associated with the Leases. All future conveyances of any portion of the Leases shall recognize and perpetuate the rights and obligations set out herein.

     This Assignment supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements between the parties relating to the assignment of the Leases and constitutes the entire agreement between the parties. In the event that Assignee fails or refuses to comply with any obligations contained in this Assignment, and Assignor is required to institute suit against Assignee seeking compliance, Assignor shall be entitled to recover, in addition to any sums sued for, reasonable attorneys' fees and cost of court. This Assignment may not be modified, supplemented or changed except in writing duly executed by both parties. If any provision of this Assignment is found by any court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid or enforceable, and if it cannot be so modified, it will be deemed deleted and the remainder of this Assignment will not be affected thereby.


     TO HAVE AND TO HOLD said rights, title and interest unto Assignee, its heirs, successors and assigns, forever, subject to the terms and provisions of said Leases and this Assignment.

     EXECUTED this 1st day of November, 2005, but made effective at 12.01 a.m. the 1st day of November, 2005 ("Effective Date").



                                                     ASSIGNOR:

                                                     PETROLEUM RESOURCE
                                                     MANAGEMENT COMPANY


                                                     By:  /s/ T. R. Weddle
                                                          ----------------------
                                  Typed or Printed Name:  T. R. Weddle
                                                  Title:  President



                                                     ASSIGNEE:

                                                     BOULDER CAPITAL
                                                     OPPORTUNITIES II, INC.


                                                     By:  /s/ Michael Delaney
                                                          ----------------------
                                  Typed or Printed Name:  MichaelDelaney
                                                  Title:  President




                                ACKNOWLEDGEMENTS

STATE OF TEXAS             ss.
                           ss.
COUNTY OF HARRIS           ss.

     On this 1st day of November, 2005, before me appeared T. R. Weddle, to me personally known, who, being by me duly sworn, did say that he is President of PETROLEUM RESOURCE MANAGEMENT COMPANY, and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this 1st day of November, 2005.


My Commission Expires:                      /s/
                                            ----------------------------------
                                            Notary Public, State of Texas

                                            ----------------------------------
                                            Notary Name (Typed or Printed)





STATE OF TEXAS             ss.
                           ss.
COUNTY OF HARRIS           ss.

     On this 1st day of November, 2005, before me appeared Michael Delaney, to me personally known, who, being by me duly sworn, did say that (s)he is the President for BOULDER CAPITAL OPPORTUNITIES II, INC., and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this 1st day of November, 2005.

My Commission Expires:                      /s/
                                            ----------------------------------
                                            Notary Public, State of Texas

                                            ----------------------------------
                                            Notary Name (Typed or Printed)

                                   EXHIBIT "A"

(Attached to and made a part of the Partial Assignment and Bill Of Sale of Oil, Gas and Mineral Leases from Petroleum Resource Management Company ("Assignor") to Boulder Capital Opportunities II, Inc. dated effective November 1, 2005)


                           Oil, Gas and Mineral Leases

Oil, Gas and Mineral lease dated April 5, 1993, from LaVelle Barker Irby to Famcor Oil, Inc., recorded at Vol 89, Page 824 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral Lease dated April 5, 1993, from Dale St. Clair to Famcor Oil, Inc., recorded at Vol 89, Page 821 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral lease dated April 21, 1994, from Eugene A. Barker and wife, Betty R. Barker to Meredith Minerals Company, recorded at Vol 94, Page 570 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.
..
Oil, Gas and Mineral lease dated April 21, 1994, from Eugene A. Barker and wife, Betty R. Barker to Meredith Minerals Company, recorded at Vol 94, Page 567 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral Lease dated February 8, 1993, from B. Red, Inc. to Famcor Oil, Inc., recorded at Vol 89, Page 722 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas

Oil, Gas and Mineral lease dated March 9, 1993, from Robert C. Land and wife Ann Lane and Vivian Lane, a widow to Famcor Oil, Inc., recorded at Vol 89, Page 725 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral lease dated March 16, 1993, from Joe E. Qualls and wife Rosa Qualls to Famcor Oil, Inc., recorded at Vol 89, Page 719 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral Lease dated February 8, 1993, from Evie Carolyn Dehart to Famcor Oil, Inc., recorded at Vol 89, Page 566 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral Lease dated February 8, 1993, from Frances Pat Morrison to Famcor Oil, Inc., recorded at Vol 89, Page 605 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral Lease dated February 8, 1993, from Martha Lambright Morrison to Famcor Oil, Inc., recorded at Vol 89, Page 575 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral Lease dated February 8, 1993, from Marty M. Thomas to Famcor Oil, Inc., recorded at Vol 89, Page 611 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.

Oil, Gas and Mineral lease dated April 25, 1994, from Mark Cory to Meredith Minerals Company, recorded at Vol 94, Page 573 of the Oil, Gas and Mineral Lease Records of Jasper County, Texas.